UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: March 31, 2014

(Date of earliest event reported)

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

6901 A Riverport Drive, Louisville, Kentucky 40258

(Address of principal executive offices, including zip code)

(502) 995-2258

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

As of close of business on March 31, 2014, Garett Jackson 38, assumed the position of interim Chief Financial Officer (principal financial and accounting officer) of CafePress Inc. (the “Company”). As the Company’s interim Chief Financial Officer, Mr. Jackson will receive an annual base salary, will be eligible to participate in the Company’s 2014 cash bonus program and will receive certain severance and acceleration benefits on the terms provided in our form of Amended and Restated Change in Control Agreement for Senior Management, which has been filed, along with our 2014 cash bonus plan, as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and both of which are incorporated herein by reference. The terms of Mr. Jackson’s employment with us, including his base salary, can be found in his employment agreement which is attached as an exhibit hereto, and which is incorporated by reference herein. In connection with his employment with us, Mr. Jackson was granted an option to purchase 50,000 shares of our common stock on July 24, 2013 with an exercise price of $6.65 per share, such option which vests as to 25% of the shares on June 16, 2014, and the remainder of which vests monthly over the subsequent three years. On February 12, 2014, Mr. Jackson was also granted an option to purchase 31,000 shares of our common stock with an exercise price of $6.25 per share and vests monthly over four years from the grant date, and awarded 15,000 restricted stock units representing shares of our common stock which vest and settle quarterly in arrears from the grant date. On March 21, 2014, Mr. Jackson was also granted an option to purchase 13,750 shares of our common stock with an exercise price of $5.84 per share and which vests monthly over four years from the grant date, and awarded 20,000 restricted stock units representing shares of our common stock which vest and settle quarterly in arrears from the grant date. All of Mr. Jackson’s equity awards are subject to acceleration on the terms as provided in our Amended and Restated Change in Control Agreement for Senior Management.

Prior to becoming our Interim Chief Financial Officer, Mr. Jackson served as our Chief Information Officer starting in June 2013. Before joining CafePress, Mr. Jackson served as Chief Financial Officer of National Patient Account Services, Inc. (NPAS), a leading provider of services to the healthcare industry, from February 2003 to June 2013. Mr. Jackson earned a B.A. in Accounting from Bellarmine College. He sits on the Technology Committee of the Kentucky Society of CPAs.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended Employment Agreement with Garett Jackson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2014	CafePress Inc.

	By:	/s/ Garett Jackson
Garett Jackson Chief Financial Officer (Principal Financial and Accounting Officer)